Exhibit 5.5

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

September 17, 2014

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as counsel to CHS/Community Health Systems, Inc. (the “Company”), Holdings (as defined below) and the Tennessee/Delaware Subsidiary Guarantors (as defined below), each organized and existing under the laws of the States of Tennessee or Delaware, as applicable, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,000,000,000 aggregate principal amount of the Company’s 5.125% senior secured notes due 2021 (the “Secured Exchange Notes”) that are to be general senior secured obligations of the Company and unconditionally guaranteed on a senior secured basis by Community Health Systems, Inc. (“Holdings”) and certain of the Company’s current and future domestic subsidiaries, including the Tennessee and Delaware entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Tennessee/Delaware Subsidiary Guarantors”), and $3,000,000,000 aggregate principal amount of the Company’s 6.875% senior unsecured notes due 2022 (the “Unsecured Exchange Notes,” and, together with the Secured Exchange Notes, the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by Holdings and certain of the Company’s current and future domestic subsidiaries, including the Tennessee/Delaware Subsidiary Guarantors. The Secured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation (“Escrow Corp”), the guarantors party thereto, Regions Bank, as trustee (the “Trustee”), and Credit Suisse AG, as collateral agent (the “Collateral Agent”), as supplemented by the Assumption Supplemental Indenture, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, the Trustee and the Collateral Agent, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent (collectively, the “Secured Notes Indenture”). The Unsecured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among Escrow Corp, the guarantors party thereto and the Trustee, as supplemented by the Assumption Supplement Indenture, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, and the Trustee, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto and the Trustee (collectively, the “Unsecured Notes Indenture,” and, together with the Secured Notes Indenture, the “Indentures”).

The Secured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.125% senior secured notes due 2021 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Secured Notes Registration Rights Agreement”). The Unsecured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 6.875% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch and Credit Suisse, each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, Holdings, the

September 17, 2014

guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Unsecured Notes Registration Rights Agreement,” and, together with the Secured Notes Registration Rights Agreement, the “Registration Rights Agreements”).

In rendering our opinions herein, we have relied with respect to factual matters, upon the certificate with respect to various factual matters signed by an officer of each of the Company, Holdings and the Tennessee/Delaware Subsidiary Guarantors and dated the date of this opinion, and certificates of public officials referred to below. In addition, we have reviewed and relied upon such corporate or other organizational documents of the Company, Holdings and the Tennessee/Delaware Subsidiary Guarantors and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the Secured Notes Registration Rights Agreement;

(ii) the Unsecured Notes Registration Rights Agreement;

(iii) the Secured Notes Indenture;

(iv) the Unsecured Notes Indenture;

(v) the forms of Exchange Notes;

(vi) the Registration Statement; and

(vii) the prospectus contained within the Registration Statement (the “Prospectus”).

In connection with our examination of documents, we have assumed the genuineness of signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified, conformed or photographic copies, the legal capacity of all natural persons, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have assumed that all documents we have reviewed (i) are the valid and binding obligations of and enforceable against each party thereto and (ii) have been duly authorized, executed and delivered by each party thereto (other than to the extent we render opinions below as to due authorization, execution and delivery by the Company, Holdings or the Tennessee/Delaware Subsidiary Guarantors).

Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited in all respects to the laws of the State of Tennessee, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of the Company, Holdings or the Tennessee/Delaware Subsidiary Guarantors.

September 17, 2014

With regard to our opinion in paragraph 1 below with respect to the Company’s, Holdings’ and the Tennessee/Delaware Subsidiary Guarantors’ good standing, we have based our opinions solely upon examination of the certificates of good standing issued by the Tennessee Secretary of State and the Delaware Secretary of State as of a recent date.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1) Each of the Company, Holdings and the Tennessee/Delaware Subsidiary Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

(2) The Company has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Indentures and the Exchange Notes and to issue the Exchange Notes.

(3) The execution and delivery by the Company of the Indentures and the performance of its obligations thereunder, including the issuance of the Exchange Notes, have been duly authorized by the Company by all necessary corporate action under Delaware law.

(4) Each of Holdings and the Tennessee/Delaware Subsidiary Guarantors has the requisite corporate, limited liability company, or limited partnership power, as applicable, under Delaware or Tennessee law, as applicable, to execute, deliver and perform its obligations under the Indentures, including the guarantee of the Exchange Notes.

(5) The execution and delivery by each of Holdings and the Tennessee/Delaware Subsidiary Guarantors of the Indentures and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indentures, have been duly authorized by each of Holdings and the Tennessee/Delaware Subsidiary Guarantors by all necessary corporate, limited liability company or limited partnership action under Delaware or Tennessee law, as applicable.

We express no opinion as to compliance with Section 48-16-401 of the Tennessee Business Corporation Act or Section 48-249-306 of the Tennessee Revised Limited Liability Company Act, as applicable, insofar as the incurrence of the obligations governed by the Indentures may be deemed to be a distribution by any Tennessee/Delaware Subsidiary Guarantor that is incorporated or formed in the State of Tennessee.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any changes in the facts or law relating to the matters covered by this opinion that may hereafter come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Bass, Berry & Sims PLC

Schedule I

Tennessee/Delaware Subsidiary Guarantors

Name of Tennessee/Delaware Subsidiary Guarantor	State of Organization
Abilene Hospital, LLC	DE
Abilene Merger, LLC	DE
Affinity Health Systems, LLC	DE
Affinity Hospital, LLC	DE
Berwick Hospital Company, LLC	DE
Birmingham Holdings II, LLC	DE
Birmingham Holdings, LLC	DE
Blue Island Hospital Company, LLC	DE
Blue Island Illinois Holdings, LLC	DE
Bluefield Holdings, LLC	DE
Bluefield Hospital Company, LLC	DE
Bluffton Health System LLC	DE
Brownwood Hospital, L.P.	DE
Brownwood Medical Center, LLC	DE
Bullhead City Hospital Investment Corporation	DE
Carlsbad Medical Center, LLC	DE
Carolinas JV Holdings General, LLC	DE
Carolinas JV Holdings, L.P.	DE
Central Florida HMA Holdings, LLC	DE
Central States HMA Holdings, LLC	DE
CHHS Holdings, LLC	DE
CHS Kentucky Holdings, LLC	DE
CHS Pennsylvania Holdings, LLC	DE
CHS Virginia Holdings, LLC	DE
CHS Washington Holdings, LLC	DE
Clarksville Holdings II, LLC	DE
Clarksville Holdings, LLC	DE
Cleveland Tennessee Hospital Company, LLC	DE
College Station Hospital, L.P.	DE
College Station Medical Center, LLC	DE
College Station Merger, LLC	DE
Community GP Corp.	DE
Community Health Investment Company, LLC	DE
Community Health Systems, Inc.	DE
Community LP Corp.	DE
CP Hospital GP, LLC	DE
CPLP, LLC	DE

Crestwood Hospital, LLC	DE
Crestwood Hospital, LP, LLC	DE
CSMC, LLC	DE
CSRA Holdings, LLC	DE
Deaconess Holdings, LLC	DE
Deaconess Hospital Holdings, LLC	DE
Desert Hospital Holdings, LLC	DE
Detar Hospital, LLC	DE
DHFW Holdings, LLC	DE
DHSC, LLC	DE
Dukes Health System, LLC	DE
Fallbrook Hospital Corporation	DE
Florida HMA Holdings, LLC	DE
Gadsden Regional Medical Center, LLC	DE
GRMC Holdings, LLC	DE
Hallmark Healthcare Company, LLC	DE
Health Management Associates, Inc.	DE
Health Management Associates, LP	DE
Health Management General Partner I, LLC	DE
Health Management General Partner, LLC	DE
HMA Hospitals Holdings, LP	DE
HMA Services GP, LLC	DE
Hobbs Medco, LLC	DE
Hospital of Barstow, Inc.	DE
Kirksville Hospital Company, LLC	DE
Lancaster Hospital Corporation	DE
Las Cruces Medical Center, LLC	DE
Lea Regional Hospital, LLC	DE
Lone Star HMA, L.P.	DE
Longview Clinic Operations Company, LLC	DE
Longview Medical Center, L.P.	DE
Longview Merger, LLC	DE
LRH, LLC	DE
Lutheran Health Network of Indiana, LLC	DE
Massillon Community Health System LLC	DE
Massillon Health System LLC	DE
Massillon Holdings, LLC	DE
McKenzie Tennessee Hospital Company, LLC	DE
Medical Center of Brownwood, LLC	DE
Merger Legacy Holdings, LLC	DE
Mesquite HMA General, LLC	DE
Mississippi HMA Holdings I, LLC	DE

Mississippi HMA Holdings II, LLC	DE
MMC of Nevada, LLC	DE
Moberly Hospital Company, LLC	DE
MWMC Holdings, LLC	DE
Nanticoke Hospital Company, LLC	DE
National Healthcare of Leesville, Inc.	DE
National Healthcare of Mt. Vernon, Inc.	DE
National Healthcare of Newport, Inc.	DE
Navarro Hospital, L.P.	DE
Navarro Regional, LLC	DE
Northampton Hospital Company, LLC	DE
Northwest Arkansas Hospitals, LLC	DE
Northwest Hospital, LLC	DE
NOV Holdings, LLC	DE
NRH, LLC	DE
Oro Valley Hospital, LLC	DE
Palmer-Wasilla Health System, LLC	DE
Peckville Hospital Company, LLC	DE
Pennsylvania Hospital Company, LLC	DE
Phoenixville Hospital Company, LLC	DE
Pottstown Hospital Company, LLC	DE
QHG Georgia Holdings II, LLC	DE
QHG of Bluffton Company, LLC	DE
QHG of Fort Wayne Company, LLC	DE
QHG of Warsaw Company, LLC	DE
Quorum Health Resources, LLC	DE
Regional Hospital of Longview, LLC	DE
Ruston Hospital Corporation	DE
Ruston Louisiana Hospital Company, LLC	DE
SACMC, LLC	DE
San Angelo Community Medical Center, LLC	DE
San Angelo Medical, LLC	DE
Scranton Holdings, LLC	DE
Scranton Hospital Company, LLC	DE
Scranton Quincy Holdings, LLC	DE
Scranton Quincy Hospital Company, LLC	DE
Sharon Pennsylvania Holdings, LLC	DE
Sharon Pennsylvania Hospital Company, LLC	DE
Siloam Springs Arkansas Hospital Company, LLC	DE
Siloam Springs Holdings, LLC	DE
Southeast HMA Holdings, LLC	DE
Southern Texas Medical Center, LLC	DE

Southwest Florida HMA Holdings, LLC	DE
Spokane Valley Washington Hospital Company, LLC	DE
Spokane Washington Hospital Company, LLC	DE
Tennessee HMA Holdings, LP	DE
Tennyson Holdings, LLC	DE
Tomball Texas Holdings, LLC	DE
Tomball Texas Hospital Company, LLC	DE
Triad Healthcare Corporation	DE
Triad Holdings III, LLC	DE
Triad Holdings IV, LLC	DE
Triad Holdings V, LLC	DE
Triad Nevada Holdings, LLC	DE
Triad of Alabama, LLC	DE
Triad of Oregon, LLC	DE
Triad-ARMC, LLC	DE
Triad-Navarro Regional Hospital Subsidiary, LLC	DE
Tunkhannock Hospital Company, LLC	DE
VHC Medical, LLC	DE
Vicksburg Healthcare, LLC	DE
Victoria Hospital, LLC	DE
Victoria of Texas, L.P.	DE
Warren Ohio Hospital Company, LLC	DE
Warren Ohio Rehab Hospital Company, LLC	DE
Watsonville Hospital Corporation	DE
Webb Hospital Corporation	DE
Webb Hospital Holdings, LLC	DE
Wesley Health System LLC	DE
West Grove Hospital Company, LLC	DE
WHMC, LLC	DE
Wilkes-Barre Behavioral Hospital Company, LLC	DE
Wilkes-Barre Holdings, LLC	DE
Wilkes-Barre Hospital Company, LLC	DE
Women & Children’s Hospital, LLC	DE
Woodland Heights Medical Center, LLC	DE
Woodward Health System, LLC	DE
York Pennsylvania Holdings, LLC	DE
York Pennsylvania Hospital Company, LLC	DE
Youngstown Ohio Hospital Company, LLC	DE
Brownsville Hospital Corporation	TN
Campbell County HMA, LLC	TN
Cleveland Hospital Corporation	TN
Cocke County HMA, LLC	TN

Dyersburg Hospital Corporation	TN
HMA Fentress County General Hospital, LLC	TN
Hospital of Morristown, Inc.	TN
Jackson Hospital Corporation (TN)	TN
Jefferson County HMA, LLC	TN
Knoxville HMA Holdings, LLC	TN
Lakeway Hospital Corporation	TN
Lexington Hospital Corporation	TN
Martin Hospital Corporation	TN
McNairy Hospital Corporation	TN
Metro Knoxville HMA, LLC	TN
Shelbyville Hospital Corporation	TN